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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2007

DAYBREAK OIL AND GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective with the close of business on Tuesday, December 18, 2007, Daybreak Oil and Gas, Inc. Board of Directors has accepted the resignations of Eric Moe, Terrence Dunne, Thomas Kilbourne, Jeffrey Dworkin, Michael Curtis and Robert Martin as Directors of the Company. Mr. Dale Lavigne will remain on the board as Chairman, Mr. Ronald Lavigne and Mr. Tim Lindsey will also remain as Directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Copies of the resignations are included as Exhibits 99.1 to 99.6 with this current report on Form 8-K and is incorporated by reference herein.

A copy of the press release announcing the resignation of the above named directors is attached hereto as Exhibit 99.7 and the information contained therein is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By:   /s/  James Westmoreland
James Westmoreland, Chief Financial Officer

Date:  December 20, 2007

Exhibits

99.1 Resignation of Robert Martin as Director of Daybreak Oil and Gas, Inc.
99.2 Resignation of Eric Moe as Director of Daybreak Oil and Gas, Inc.
99.3 Resignation of Terrence Dunne as Director of Daybreak Oil and Gas, Inc.
99.4 Resignation of Thomas Kilbourne as Director of Daybreak Oil and Gas, Inc.
99.5 Resignation of Jeffrey Dworkin as Director of Daybreak Oil and Gas, Inc.
99.6 Resignation of Michael Curtis as Director of Daybreak Oil and Gas, Inc.
99.7 Press release of registrant dated December 20, 2007, announcing director resignations.